Exhibit 99.1

NeuBase Therapeutics Announces Strategic Restructuring Focused on

Advancing Its Platform in Gene Editing

•	Workforce reductions of ~60% and implementation of a robust cost reduction plan are expected to extend the Company’s cash runway into Q2 CY2024
•	The Company plans to maximize shareholder value by focusing R&D resources on advancement of the differentiated gene editing capabilities of the Company’s platform
•	Company to reduce activities and pursue partnerships for myotonic dystrophy type 1 (DM1), Huntington’s disease (HD), and KRAS (G12D & G12V) programs
•	Dov A. Goldstein, M.D., appointed Chairperson of the Company’s Board of Directors effective October 14, 2022. Dietrich A. Stephan, Founder and Chief Executive Officer of NeuBase, to continue on the Board as a Director

PITTSBURGH, October 14, 2022 – NeuBase Therapeutics, Inc. (Nasdaq: NBSE) (“NeuBase” or the “Company”) today announced plans to restructure the Company to focus on the advancement of its platform in gene editing. Implementation of this strategy, which follows a strategic internal review by the Company’s board of directors and management team, includes several initiatives aimed at streamlining the organization, reducing operating expenses, preserving capital, and creating long-term shareholder value.

“After careful consideration of the current development timelines for our pipeline in conjunction with the tightening of the capital markets for small biotech companies over the past year, we have made the strategic decision to focus NeuBase’s resources on the development of our platform in gene editing, which we believe has the greatest potential to create long-term shareholder value. This effort is accompanied by a robust cost reduction plan that we expect to extend our cash runway into the second quarter of calendar year 2024,” said Dietrich A. Stephan, Ph.D., Founder and Chief Executive Officer of NeuBase. “While we continue to believe PATrOL has the ability to deliver best-in-class treatments for rare and common diseases, we have decided to reprioritize Company resources by limiting future investment in our DM1, HD, and KRAS programs and pursue collaborative initiatives, including partnerships, for these programs. We believe our differentiated gene editing capabilities will allow us to develop the next generation of therapies to address various high-value genetic mutations.”

“NeuBase's editing technology has the potential to be game-changing in the biotechnology industry,” said Dr. George Church, Professor at Harvard Medical School and the Massachusetts Institute of Technology and Chair of NeuBase’s Gene Editing Advisory Board. “This technology potentially allows for extremely precise targeting of a mutation in the genome, which is likely to reduce or eliminate off-target edits, and it works through the recruitment of high fidelity human DNA repair enzymes to correct a mutation as opposed to the use of bacterial-derived CRISPR/Cas enzymes. There is likely low toxicity due to a lack of double-stranded breaks and a low immunogenicity profile, with the potential for repeat dosing to compensate for tissue turnover and requisite editing efficiencies for clinical benefit. These features make the solution ideal for in vivo editing applications.”

As part of the cost-cutting strategy and development pipeline shift to gene editing, the Company will defer preclinical activities for its DM1, HD, and KRAS programs and hold plans to submit an Investigational New Drug (IND) application for DM1 to the U.S. Food and Drug Administration (FDA). The Company estimates that it will incur total expenses relating to the restructuring of approximately $0.5 million, consisting of severance and termination-related costs and expects to record a significant portion of these charges in the fourth quarter of calendar year 2022. This restructuring plan is expected to extend the Company’s cash runway into the second quarter of calendar year 2024 based on current operating plans and estimates. The Company’s Head of Research and Development and Chief Medical Officer, Dr. Sandra Rojas-Caro, notified the Company of her intent to resign and will be departing NeuBase on October 28, 2022.

“We believe the workforce reductions included as part of the cost-cutting measures announced today are essential for the Company to effectively navigate the current financial market conditions and will preserve the ongoing viability of the programs and the Company as a whole. While it will be difficult to part with these talented members of our team, including Dr. Sandra Rojas-Caro, we want to thank them for their important contributions to NeuBase. We are also excited to have Dov step into the Chairperson role. He has been a valued member of the board of directors over the past several years, and we look forward to his contributions as we continue to pursue our mission to deliver precision genetic medicines for patients who have little or no therapeutic options,” added Dr. Stephan.

About NeuBase Therapeutics

NeuBase is accelerating the genetic revolution by developing a new class of precision genetic medicines that Drug the Genome™. The Company’s therapies are built on a proprietary platform called PATrOL™ that encompasses a novel peptide-nucleic acid antisense oligonucleobase technology combined with a novel delivery shuttle that overcome many of the hurdles to selective mutation engagement, repeat dosing, and systemic delivery of genetic medicines. To learn more, visit www.neubasetherapeutics.com.

Use of Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These forward-looking statements are distinguished by the use of words such as “will,” “would,” “anticipate,” “expect,” “believe,” “designed,” “plan,” or “intend,” the negative of these terms, and similar references to future periods. These forward-looking statements include, among others, statements regarding the expected cost-savings from the aforementioned restructuring plan and the expected timing for incurring costs associated with the aforementioned restructuring plan, the expected timing of implementing and completing the aforementioned restructuring plan, and those related to the potential and prospects of the Company’s proprietary PATrOL™ platform. These views involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward- looking statements. Our forward-looking statements contained herein speak only as of the date of this press release. Factors or events that we cannot predict, including those risk factors contained in our filings with the U.S. Securities and Exchange Commission (the “SEC”), may cause our actual results to differ from those expressed in forward-looking statements. The Company may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements, and you should not place undue reliance on these forward-looking statements. Because such statements deal with future events and are based on the Company's current expectations, they are subject to various risks and uncertainties, and actual results, performance or achievements of the Company could differ materially from those described in or implied by the statements in this press release, including: the risk that the Company may not be able to implement the aforementioned restructuring plan as currently anticipated or within the timing currently anticipated; the impact of the workforce reduction on the Company’s business; the risk that the Company’s cost saving initiatives may not be successful; unanticipated difficulties with preserving capital; unanticipated difficulties in terminating certain contracts and arrangements; unanticipated charges not currently contemplated that may occur as a result of the aforementioned restructuring plan; the Company's plans to research, develop and commercialize any product candidates; the timing of initiation of any clinical trials; the risk that prior data will not be replicated in future studies; the timing of any investigational new drug application or new drug application; the clinical utility, potential benefits and market acceptance of any product candidates; the Company's commercialization, marketing and manufacturing capabilities and strategy; global health conditions, including the impact of COVID-19; the Company's ability to protect its intellectual property position; and the requirement for additional capital to continue to advance any product candidates, which may not be available on favorable terms or at all, as well as those risk factors contained in our filings with the SEC. Except as otherwise required by law, the Company disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events or circumstances or otherwise.

NeuBase Investor Contact:

Daniel Ferry

Managing Director

LifeSci Advisors, LLC

daniel@lifesciadvisors.com

OP: (617) 430-7576